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                                                                      EXHIBIT 8


                                             April 28, 1995



U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado  80111

Ladies and Gentlemen:

          We have acted as special counsel to U S WEST, Inc., a Colorado corporation ("U S WEST"), U S WEST Capital Funding, Inc., a Colorado corporation and a wholly-owned subsidiary of U S WEST ("Capital Funding"), and U S WEST Financing I, a Delaware business trust ("U S WEST Financing"), in connection with the preparation of the registration statement on Form S-3 (33-57889), filed with the Securities and Exchange Commission (the "Commission") on March 1, 1995 and amended by Amendment No. 1 filed with the Commission on April 28, 1995 (as amended, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of U S WEST Financing's Trust Originated Preferred Securities (the "Preferred Securities") and Capital Funding's Subordinated Deferrable Interest Notes due 2025 (the "Subordinated Debt Securities"). The Preferred Securities will be issued in accordance with the provisions of the Amended and Restated Declaration of Trust (the "Declaration") to be executed by U S WEST, as sponsor, and the trustees of U S WEST Financing. Capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the prospectus supplement contained in the Registration Statement (the "Prospectus Supplement").

          In so acting, we have reviewed the Registration Statement, including the Prospectus Supplement and the prospectus contained therein (the "Prospectus"), the Declaration, the form

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U S WEST, Inc.
April 28, 1995
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of Preferred Securities and the form of Common Securities contained in the
Declaration, and the form of Indenture and the form of the Preferred Securities Guarantee being filed with the Commission as exhibits to the Registration Statement (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives of U S WEST, Capital Funding and U S WEST Financing, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Securities as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Agreements to the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the Agreements constitute all the agreements, arrangements and understandings between or among the parties thereto with respect to the transactions contemplated therein and to the Securities and that the representations and warranties contained therein are true.

          The terms of the Agreements and the Securities are incorporated herein by reference.

          Based on the foregoing, it is our opinion that, assuming full compliance with the Agreements, U S WEST Financing will not be classified, for United States federal income tax purposes, as an association taxable as a corporation or a partnership, but rather, each holder of Preferred Securities will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

          The foregoing opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to any matters not specifically covered by

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U S WEST, Inc.
April 28, 1995
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the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Opinions" in the Prospectus and "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement, without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registraton Statement. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, quoted or referred to.


                                             Very truly yours,
                                             /s/ Weil, Gotshal & Manges